SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

Date of Report (Date of earliest event reported): March 1, 2007

American Basketball Association, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-51464	87-0376691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9421 Holliday Road
Indianapolis, Indiana 46260
(Address of Principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 844-7502

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registration under any of the following provisions (se General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 1, 2007, Child, Van Wagoner & Bradshaw, PLLC (“Auditor”) resigned as the independent registered public accountants for American Basketball Association, Inc., a Utah corporation (the “Company”) after being informed that the Company had engaged the auditor for American Basketball Association, Inc., an Indiana corporation (“ABA-Indiana”), which was acquired by the Company in January 2007.

During the last two fiscal years ended December 31, 2005 and 2004, and through March 1, 2007, (i) there were no disagreements between the Company and Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Auditor would have caused Auditor to make reference to the matter in its reports on the Company’s financial statements, and (ii) Auditor’s report on the Company’s financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion except for the issuance of a going concern uncertainty explanatory paragraph. During the last two fiscal years ended December 31, 2005 and 2004, and through March 1, 2007, there were no reportable events as the term described in Item 304(a)(I)(iv) of Regulation S-B.

The Company has requested that Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein which is attached hereto as Exhibit 16.1 to this Form 8-K.

On March 1, 2007, the Company approved the engagement of the firm of Somerset CPAs, P.C. as the Company’s independent auditors. During the Company’s two most recent fiscal years or any subsequent interim period prior to engaging Somerset CPAs, P.C., the Company had not consulted Somerset CPAs, P.C. regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Somerset CPAs, P.C. audited the two years ended December 31, 2004 and 2005 for ABA-Indiana. Somerset CPAs, P.C. also provided other accounting services to ABA-Indiana up through the merger date with Souvall-Page and Company, Inc. on December 21, 2006.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Basketball Association, Inc.

Dated: March 6, 2007	By:	/s/ Darren Cioffi
	Name:	Darren Cioffi
	Title:	CFO